Exhibit 21

Transactions

The following table sets forth all transactions by the Reporting Persons in Ordinary Shares and Convertible Notes since June 8, 2026 and through and including August 7, 2026.

Reporting Person	Date of Transaction	Securities Sold	Securities Purchased	Number of Securities	Price Per Share / Convertible Note (as applicable)*
Mudrick Distressed Opportunity Fund Global, L.P.	06/08/2026	Ordinary Shares	--	53,231	$2.18
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/08/2026	Ordinary Shares	--	6,335	$2.18
Mudrick Stressed Credit Master Fund, L.P.	06/08/2026	Ordinary Shares	--	6,274	$2.18
Mudrick Capital†	06/08/2026	Ordinary Shares	--	34,160	$2.18
Mudrick Distressed Opportunity Fund Global, L.P.	06/15/2026	Ordinary Shares	--	53,231	$2.26
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/15/2026	Ordinary Shares	--	6,335	$2.26
Mudrick Stressed Credit Master Fund, L.P.	06/15/2026	Ordinary Shares	--	6,274	$2.26
Mudrick Capital†	06/15/2026	Ordinary Shares	--	34,160	$2.26
Mudrick Distressed Opportunity Fund Global, L.P.	06/16/2026	Ordinary Shares	--	53,231	$2.15
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/16/2026	Ordinary Shares	--	6,335	$2.15
Mudrick Stressed Credit Master Fund, L.P.	06/16/2026	Ordinary Shares	--	6,274	$2.15
Mudrick Capital†	06/16/2026	Ordinary Shares	--	34,160	$2.15
Mudrick Distressed Opportunity Fund Global, L.P.	06/17/2026	Ordinary Shares	--	53,231	$2.20
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/17/2026	Ordinary Shares	--	6,335	$2.20
Mudrick Stressed Credit Master Fund, L.P.	06/17/2026	Ordinary Shares	--	6,274	$2.20
Mudrick Capital†	06/17/2026	Ordinary Shares	--	34,160	$2.20

Mudrick Distressed Opportunity Fund Global, L.P.	06/18/2026	Ordinary Shares	--	53,231	$2.12
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/18/2026	Ordinary Shares	--	6,335	$2.12
Mudrick Stressed Credit Master Fund, L.P.	06/18/2026	Ordinary Shares	--	6,274	$2.12
Mudrick Capital†	06/18/2026	Ordinary Shares	--	34,160	$2.12
Mudrick Distressed Opportunity Fund Global, L.P.	06/22/2026	Ordinary Shares	--	53,231	$2.08
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/22/2026	Ordinary Shares	--	6,335	$2.08
Mudrick Stressed Credit Master Fund, L.P.	06/22/2026	Ordinary Shares	--	6,274	$2.08
Mudrick Capital†	06/22/2026	Ordinary Shares	--	34,160	$2.08
Mudrick Distressed Opportunity Fund Global, L.P.	06/23/2026	Ordinary Shares	--	53,230	$2.04
Mudrick Distressed Opportunity SIF Master Fund, L.P.	06/23/2026	Ordinary Shares	--	6,335	$2.04
Mudrick Stressed Credit Master Fund, L.P.	06/23/2026	Ordinary Shares	--	6,274	$2.04
Mudrick Capital†	06/23/2026	Ordinary Shares	--	34,161	$2.04
Mudrick Distressed Opportunity Drawdown Fund III, L.P.	06/26/2026	Convertible Notes	47,503	--	$155.63
Mudrick Stressed Credit Master Fund, L.P.	06/26/2026	Convertible Notes	251,284	--	$155.63
Mudrick Capital†	06/26/2026	Convertible Notes	2,925,684	--	$155.63
Mudrick Distressed Opportunity Drawdown Fund III, L.P.	07/27/2026	Convertible Notes	47,503	--	$157.24
Mudrick Stressed Credit Master Fund, L.P.	07/27/2026	Convertible Notes	251,285	--	$157.24
Mudrick Capital†	07/27/2026	Convertible Notes	2,925,684	--	$157.24

* The number of securities reported represents an aggregate number of shares executed by a broker-dealer in multiple open market transactions over a range of prices. The price per share reported represents the weighted average price (without regard to brokerage commissions). The applicable Reporting Person undertakes to provide the staff of the SEC upon request, the number of shares executed by such Reporting Person at each separate price within the range.

† On behalf of Managed Accounts.

2